Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hollysys Automation Technologies Limited

No. 2 Disheng Middle Road

Beijing Economic-Technological Development Area

Beijing 100176

P.R. China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170811) of Hollysys Automation Technologies Limited of our report dated September 21, 2011, relating to the consolidated financial statements for the years ended June 30, 2010 and 2011, which appears in this Form 20-F.

/S/BDO Limited

Hong Kong

October 12, 2012